EXHIBIT 99.1

Investor Relations Contact:	Media Contact:
Robert J. Vill	Jane Randel
Vice President – Finance and Treasurer	Vice President, Corporate Communications
Liz Claiborne Inc.	Liz Claiborne Inc.
(201) 295-7515	(212) 626-3408
JILL GRANOFF DEPARTS LIZ CLAIBORNE INC. TO ASSUME CHIEF EXECUTIVE POSITION AT PUBLIC COMPANY

NEW YORK, APRIL 15, 2008 – Liz Claiborne Inc. (NYSE: LIZ) today announced that Jill Granoff, Executive Vice President, Direct Brands, has resigned to become Chief Executive Officer of a publicly traded company. In her role at Liz Claiborne Inc., Ms. Granoff had responsibility for Juicy Couture and Lucky Brand Jeans, as well as the Outlet business across the company.
Commenting on the announcement, William L. McComb, Chief Executive Office, Liz Claiborne Inc., said, “We have made a lot of progress towards the execution of our strategy over the last eight months, in particular by placing strong leaders in the multi-functional roles each of these companies requires to successfully expand its business. With the forthcoming announcement of a President for Juicy Couture, we are nearly complete in pairing talented designer/merchants with strong operators in each of the brands. This structure facilitates the entrepreneurial, brand-centric philosophy we are seeking to foster and allows these businesses to operate as mono-brands.”
Mr. McComb continued, “We thank Jill for her valuable contributions to the company during the past two years and we wish her the very best on future endeavors. While we’re disappointed to see her leave, we have a deep bench of talent at the management level, and I am confident that this will be a seamless transition. Any changes to our organization resulting from this announcement will be addressed in the near future.”
About Liz Claiborne Inc.
Liz Claiborne Inc. designs and markets a global portfolio of retail-based premium brands including Kate Spade, Juicy Couture, Lucky Brand and Mexx. The Company also has a refined group of department store-based brands with strong consumer franchises including the Liz Claiborne and Monet families of brands, Enyce, Narciso Rodriguez and the licensed DKNY Jeans Group. The Company also offers cosmetics & fragrances. For more information, visit www.lizclaiborneinc.com.
Forward-Looking Statement
Statements contained herein that relate to future events or the Company’s future performance are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations only and are not guarantees of future performance, and are subject to certain risks, uncertainties and assumptions. The Company may change its intentions, belief or expectations at any time and without notice, based upon any change in the Company’s assumptions or otherwise. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. In addition, some factors are beyond the Company’s control. Among the factors that could cause actual results to materially differ include: risks associated with the current macroeconomic conditions, including the possibility of a recession in the United States; risks related to the reorganization of the Company into two segments and the related realignment of the Company’s management structure; risks associated with the Company’s ability to attract and retain talented, highly qualified executives and other key personnel; risks associated with providing for the succession of senior management; risks associated with the Company’s ability to execute successfully on its previously announced long-term growth plan; risks associated with the Company’s strategic review of brands, including whether the Company identified the appropriate brands for review or appropriately valued assets related to brands we sold or licensed to third parties; risks associated with the Company’s operation and expansion of its specialty retail business, including the ability to successfully expand the specialty retail store base of its Direct Brands segment and to develop best-in-class retail capabilities; risks associated with the Company’s ability to achieve greater collaboration with its wholesale customers; risks associated with the Company’s ability to achieve projected cost savings; the Company’s ability to continue to have the liquidity necessary, through cash flow from operations and financing, to fund its plans may be adversely impacted by a number of factors, including the downgrading of the Company’s credit rating; risks associated with the continuing challenging retail conditions, including the levels of consumer confidence and discretionary spending and the levels of customer traffic within department stores, malls and other shopping and selling environments; risks related to the Company’s ability to successfully continue to evolve its supply chain system, including its product development, sourcing, logistics and technology functions, to, among other things, reduce product cycle-time and costs and meet customer demands and the requirements of the projected growth in the Company’s specialty retail business; risks associated with selling the Company’s Liz & Co. and Concepts by Claiborne brands outside of better department stores; risks associated with the Company’s Liz Claiborne and Claiborne branded products associated with known designers and customer acceptance of the resulting products; risks associated with the Company’s dependence on sales to a limited number of large United States department store customers; the impact of consolidation, restructurings and other ownership changes in the retail industry, such as the merger between Federated Department Stores, Inc. and The May Department Store Company; our ability to respond to constantly changing consumer demands and tastes and fashion trends, across multiple product lines, shopping channels and geographies; risks related to retailer and consumer acceptance of the Company’s products; risks associated with the possible failure of the Company’s unaffiliated manufacturers to manufacture and deliver products in a timely manner, to meet quality or safety standards or to comply with Company policies regarding labor practices or applicable laws or regulations; risks related to the Company’s ability to adapt to and compete effectively in the current quota environment, including changes in sourcing patterns resulting from the elimination of quota on apparel products, as well as lowered barriers to entry; risks associated with the Company’s ability to maintain and enhance favorable brand recognition; risks associated with the Company’s ability to correctly balance the level of its commitments with actual orders; risks associated with the Company’s ability to identify appropriate business development opportunities and risks associated with acquisitions and new product lines, product categories and markets, including risks relating to integration of acquisitions, retaining and motivating key personnel of acquired businesses and achieving projected or satisfactory levels of sales, profits and/or return on investment, and risks inherent in licensing arrangements such as the Company’s license of the DKNY Jeans and DKNY Active brands; risks associated with any significant disruptions in the Company’s relationship with its employees or with its relationship or with the unions which the Company works with; risks associated with changes in social, political, economic, legal and other conditions affecting foreign operations, sourcing or international trade, including the impact of foreign currency exchange rates, and currency devaluations in countries in which the Company sources product and risks associated with the importation and exportation of product; risks associated with war, the threat of war and terrorist activities; work stoppages or slowdowns by suppliers or service providers; risks relating to protecting and managing the Company’s intellectual property rights; and such other economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services and prices and such other factors as are set forth in our 2007 Annual Report on Form 10-K, including, without limitation, those set forth under the headings “Risk Factors” and “Statement Regarding Forward-Looking Disclosure.”
The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.